SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                      -----------------------

                                              FORM 8-K

                                       CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of the
                                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2012

                  PATRIOT TRANSPORTATION HOLDING, INC.
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                 (Exact name of registrant as specified in its charter)


FLORIDA
0-17554
59-2924957
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(State or other                (Commission               (I.R.S. Employer
jurisdiction                       File Number)            Identification No.)
of incorporation)





200 W. Forsyth Street, 7th Floor
Jacksonville, Florida

                                                 32202

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(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:  (904) 396-5733

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities
      Act (17 CRF 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)
       under the Exchange Act (17 CFR 240.13e-4(c))

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                        CURRENT REPORT ON FORM 8-K

              PATRIOT TRANSPORTATION HOLDING, INC.

                                       December 21, 2012


ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

	On December 21, 2012 the Company entered into a modified credit agreement with Wells Fargo Bank, N.A. (the "Credit Agreement"). The Credit Agreement modifies the Company's prior Amended and
Restated Revolving Credit Agreement with Wachovia Bank, National Association ("Wachovia"), Bank of America, N.A., SunTrust Bank and Compass Bank dated as of November 10, 2004.


	The Credit Agreement establishes a five year revolving credit facility with a maximum facility amount of $40 million, with a $20 million sublimit for standby letters of credit, and a term loan facility of $15 million. The interest rate and commitment fees vary depending on the consolidated total debt to consolidated total capitalization ratio of the Company. The Credit Agreement contains certain conditions, affirmative financial covenants and negative covenants. Wells Fargo
Bank, N.A. is the sole lender under the modified Credit Agreement.


ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION
OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET
ARRANGEMENT OF A REGISTRANT.

     See Item 1.01

                                      SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            PATRIOT TRANSPORTATION HOLDING, INC.

Date:  December 27, 2012   By:  /s/ John D. Milton, Jr.
      		        --------------------------------------------
		        John D. Milton, Jr.
                                            Vice President, and Chief Financial
                                             Officer
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